Exhibit 21

COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
SUBSIDIARIES OF THE REGISTRANT
DECEMBER 31, 2006

At December 31, 2006, the Registrant had the following 100% owned subsidiaries:

Subsidiary	State of Incorporation

3280 Peachtree I, LLC	Georgia
3280 Peachtree II, LLC	Georgia
615 Peachtree LLC	Georgia
Avenue Webb Gin, LLC	Georgia
CCD Juniper LLC	Georgia
Cousins 191 Investor LLC	Georgia
Cousins, Inc.	Alabama
Cousins Jefferson Mill, LLC	Georgia
Cousins King Mill, LLC	Georgia
Cousins Murfreesboro LLC	Georgia
Cousins Properties Palisades, LP	Texas
CP Lakeside Land, GP	Georgia
CP Sandy Springs LLC	Georgia
CPI 191 LLC	Georgia
Cousins Real Estate Corporation	Georgia
Cousins San Jose MarketCenter, LLC	Georgia
Cousins MarketCenters, Inc.	Georgia
New Land Realty, LLC	Georgia
Cedar Grove Lakes, LLC	Georgia
CREC Alabama Inc.	Georgia
Pine Mountain Ventures, LLC	Georgia
Longleaf Realty, LLC	Georgia
Cousins Condominium Development, LLC	Georgia
CREC Property Holdings, LLC	Delaware
Blalock Lakes, LLC	Georgia
Cousins Real Estate Development, Inc.	Georgia
Cousins Development, Inc.	Georgia
Cousins Properties Services LP	Texas
Cousins La Frontera, LP	Texas
CREC LaFrontera, LP	Texas
Cousins Texas GP Inc.	Georgia
Cousins Properties Waterview LP	Texas
One Ninety One Peachtree Associates LLC	Georgia
IPC Investments, LLC	Georgia
Presidential MarketCenter LLC	Georgia
Ridgewalk Funding LLC	Georgia
SONO Renaissance, LLC	Georgia
Cousins Aircraft Associates, LLC	Georgia
C-H Associates, Ltd.	Georgia
Cousins Properties Funding LLC	Georgia

Subsidiary	State of Incorporation

Cousins Properties Texas LP	Texas
Cousins Texas LLC	Georgia

At December 31, 2006, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

Subsidiary	State of Incorporation

Carriage Avenue, LLC*	Delaware
Cousins/Callaway, LLC*	Georgia
Cousins/Daniel, LLC*	Georgia
Cousins/Myers Second Street Partners, L.L.C.*	Delaware
Cousins/Myers II, LLC*	Delaware
50 Biscayne Venture, LLC*	Delaware
CP Venture Three LLC (88.5% owned by Registrant)	Delaware
CP Venture Six LLC (88.5% owned by Registrant)	Delaware
C/W King Mill I, LLC (75% owned by Registrant)	Georgia
C/W Jefferson Mill I, LLC (75% owned by Registrant)	Georgia
905 Juniper Venture, LLC (72% owned by Registrant)	Georgia
CS Lakeside 20 Limited, LLLP*	Texas
CS Lakeside Land Limited, LLLP*	Texas

*	Minority member may receive a portion of cash flow and capital proceeds.